EXHIBIT 99b
                              APPENDIX
                              --------

Pursuant to Item 304 of Regulation S-T, the following is a narrative description of graphic or image material incorporated by reference from the Company's 2000 Annual Report to Shareholders at Item 7. Management's Discussions and Analysis of Financial Condition and Results of Operations. Some pages contain illustrations of Modine products, customers and employees.

Page 12 of Annual Report

                                Net earnings by quarter
                                  Dollars in millions
Measurement Period
(Fiscal Year Covered)         1ST QTR    2ND QTR     3RD QTR     4TH QTR
                              -------    -------     -------     -------
FYE 1996                      $15,983    $16,736     $14,855     $13,825
FYE 1997                       16,390     15,654      15,402      16,317
FYE 1998                       18,185     18,229      17,836      18,221
FYE 1999                       20,080     19,081      17,341      17,441
FYE 2000                       19,509     15,096      16,195      14,603

                                  Net sales by quarter
                                   Dollars in millions
Measurement Period
(Fiscal Year Covered)         1ST QTR     2ND QTR    3RD QTR      4TH QTR
                              -------     -------    --------     --------
FYE 1996                      $239,216    $254,292   $252,817     $244,168
FYE 1997                       248,514     254,224    252,972      243,336
FYE 1998                       256,923     260,806    267,699      254,990
FYE 1999                       273,104     272,961    284,355      281,027
FYE 2000                       283,847     286,691    283,520      285,211


Page 13 of Annual Report

                         Sales dollar distribution
                                     FYE 99-00        FYE 98-99
                                     ---------        ---------
Material cost                           40.1%            39.2%
Conversion Costs                        32.0%            32.9%
Operating and Other Costs               19.5%            17.3%
Income Taxes                             2.6%             4.0%
Dividends paid to shareholders           2.4%             2.2%
Earnings retained in the business        3.4%             4.4%

Page 14 of Annual Report



                                     Shipments by market
                                     Dollars in millions
                         FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                        1991  1992  1993  1994  1995  1996  1997  1998  1999  2000
                        ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Aftermarket             $156  $165  $169  $193  $220  $229  $229  $231  $258  $294
Off-highway equipment     58    48    48    55    94   120   127   147   140   107
Industrial                69    68    77    96   112   117   125   134   141   137
Heavy & med. trucks       50    51    86   107   158   168   154   184   200   222
Cars & light trucks       64    89    93   119   202   245   263   245   275   289
Miscellaneous             18    25    20    26    44    35    23    21    20    14
Building HVAC             67    81    78    74    83    76    78    78    77    76



                         FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                        1991  1992  1993  1994  1995  1996  1997  1998  1999  2000
                        ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Aftermarket              32%   31%   30%   29%   24%   23%   23%   22%   23%   26%
Off-highway equipment    12     9     8     8    10    12    13    14    13     9
Industrial               14    13    13    14    12    12    13    13    13    12
Heavy & med. trucks      11    10    15    16    18    17    15    18    18    20
Cars & light trucks      13    17    16    18    22    25    26    24    25    25
Miscellaneous             4     5     4     4     5     3     2     1     1     1
Building HVAC            14    15    14    11     9     8     8     8     7     7

Page 15 of Annual Report


                                      Shipments by product
                                      Dollars in millions
                         FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                        1991  1992  1993  1994  1995  1996  1997  1998  1999  2000
                        ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Building HVAC           $ 67  $ 81  $ 78  $ 74  $ 83  $ 76  $ 78  $ 78  $ 77  $ 76
Miscellaneous             30    36    35    39    66    54    39    26    37    43
Charge-air coolers        31    39    59    73   107   118   107    97    93   100
Air conditioning          47    66    67    83   129   177   217   140   130   138
Oil coolers               65    67    74    99   145   155   163   172   182   182
Radiators                242   238   258   302   383   410   395   349   354   348
Modules/Packages *         -     -     -     -     -     -     -   178   238   252
* New category (prior years are not restated)




                         FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                        1991  1992  1993  1994  1995  1996  1997  1998  1999  2000
                        ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Building HVAC            14%   15%   14%   11%    9%    8%    8%    7%    7%    7%
Miscellaneous             6     7     6     6     7     5     4     3     3     3
Charge-air Coolers        6     7    10    11    12    12    11     9     8     9
Air conditioning         10    13    12    12    14    18    22    14    12    12
Oil Coolers              13    13    13    15    16    16    16    17    16    16
Radiators                51    45    45    45    42    41    39    33    32    31
Modules/Packages *        0     0     0     0     0     0     0    17    22    22
*New category (prior years are not restated)


Page 17 of Annual Report


                        Book value per share

Measurement Period
(Fiscal Year Covered)      Book value/share
---------------------      ----------------
FYE 96                         11.74
FYE 97                         12.93
FYE 98                         14.24
FYE 99                         15.35
FYE 00                         16.41

